UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 Wisconsin Avenue, Bethesda, Maryland		20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2023, the Board of Directors (the “Board”) of Marriott International, Inc. (“Marriott” or the “Company”) approved and adopted Amended and Restated Bylaws of the Company (as so amended and restated, the “Bylaws”), that became immediately effective. The amendments to the Bylaws include:

•	updates to align with and conform to changes in the Delaware General Corporation Law (the “DGCL”), including, without limitation, to:

•	align the requirement regarding the availability of the shareholder list with DGCL Section 219;

•	clarify the manner in which a meeting of shareholders (including a virtual meeting) may be adjourned without having to provide additional notice in accordance with DGCL Section 222;

•	provide that only holders of stock represented by certificates are entitled to a stock certificate;

•

update the list of persons responsible for determining whether an individual is deemed to have satisfied the applicable standard of conduct under the Bylaws’ indemnification provisions to align with DGCL Section 145(d); and

•

clarify that, in the event the DGCL is subsequently amended, the rights to indemnification and to the advancement of expenses under the Bylaws will be provided to the fullest extent permitted by the DGCL;

•

amendments to the procedural and disclosure requirements for shareholders intending to propose business (other than nominations of persons for election to the Board and proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended), at annual or special meetings of shareholders, including without limitation, to:

•	clarify that certain informational requirements applicable to shareholders that are entities also include individuals who directly or indirectly control (but not passive investors in) such entities;

•	require additional background information and disclosures regarding shareholders proposing such business and other persons related to a shareholder’s solicitation of proxies; and

•	provide additional examples of the types of financial transactions involving the Company’s equity securities that a shareholder must disclose;

•	revisions to require that a shareholder soliciting proxies from other shareholders use a proxy card color other than white;

•

revisions to clarify the ability of the chairman of a shareholders’ meeting to prescribe rules and regulations for the conduct of the meeting and to determine whether business was properly brought before a shareholders’ meeting and, if not so properly brought, to declare that such business shall not be transacted;

•	revisions to provide that a majority of the Board constitutes a quorum of the Board;

•

revisions to provide that, other than for an executive committee, a majority of the quorum of the Board is required to form a Board committee and that a Board committee may consist of one or more directors;

•	revisions to clarify that another director chosen by the Board shall preside at meetings of the Board and meetings of the shareholders when the chairman of the Board is not present;

•	revisions to expressly grant the Chief Executive Officer authority to appoint and remove certain Marriott officers;

•

revisions to provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended; and

•	deleting outdated references and making technical and conforming revisions and clarifications and other administrative changes.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

3.1	Amended and Restated Bylaws.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: August 4, 2023	By:	/s/ Andrew P.C. Wright
Andrew P.C. Wright Vice President, Senior Counsel and Secretary